EXHIBIT 99.1

The Bon-Ton Stores, Inc. Reports Third Quarter Fiscal 2017 Results

~ Updates Fiscal 2017 Earnings Guidance ~

YORK, Pa., Nov. 16, 2017 (GLOBE NEWSWIRE) -- The Bon-Ton Stores, Inc. (OTCQX:BONT) today reported operating results for its fiscal third quarter ended October 28, 2017, and updated its earnings guidance for the full year fiscal 2017.

Results for the Third Quarter Ended October 28, 2017

  Comparable store sales decreased 6.6% as compared with the prior year period.

  Selling, general and administrative (“SG&A”) expense decreased $11.2 million, or 5.2%, as compared with the third quarter of fiscal 2016.

  Net loss in the current year third quarter was $44.9 million, or $2.19 per share, compared with net loss of $31.6 million, or $1.58 per share, in the third quarter of fiscal 2016.

  Adjusted EBITDA was negative $5.2 million in the third quarter of fiscal 2017.  Adjusted EBITDA in the third quarter of fiscal 2016 was $10.6 million.  (As used in this release, Adjusted EBITDA is not a measure recognized under generally accepted accounting principles (“GAAP”)—see the accompanying financial table which reconciles this non-GAAP measure to net loss.)

William Tracy, President and Chief Executive Officer, commented, “While results in the third quarter fell short of our expectations, we are taking more aggressive actions to fuel improved performance as well as strengthen our financial position. We are executing with a sense of urgency as we work to enhance our merchandise assortment, drive growth in  omnichannel, and implement a more focused marketing strategy to improve traffic and customer engagement. We are also focused on cost reductions through the continued rollout of our profit improvement initiatives. In addition, we expect to implement a significant store rationalization program and plan to close at least 40 locations through 2018. This will enable us with moving forward with a more productive store footprint and redirecting capital expenditures toward investments designed to drive sales growth. We are working with our advisors to proactively engage with our debt holders to establish a sustainable capital structure to support the business. We believe that the actions we are taking position us to drive improved and consistent financial performance over the long term. With our new merchandising initiatives in place and more seasonable November weather, we are already seeing a positive comparable store sales trend and believe we are well-positioned for a successful holiday season.”

Third Quarter Review
Comparable store sales in the third quarter of fiscal 2017 decreased 6.6%, reflecting in part the impact of unseasonably warm weather.  Total sales in the period decreased 7.6% to $545.3 million, compared with $589.9 million in the third quarter of fiscal 2016.

The Company continued its double-digit sales growth in omnichannel, which reflects sales via the Company’s website, mobile site, and its Let Us Find It customer service program. This was driven by increased demand and conversion on both the Company’s eCommerce and mobile platforms during the quarter as the Company leveraged its West Jefferson facility and store-fulfillment network.

Other income in the third quarter of fiscal 2017 was $17.1 million, a decrease of $0.2 million over the comparable prior year period.  The decrease was primarily due to lower revenues associated with the Company’s proprietary credit card operations.  Proprietary credit card sales, as a percentage of total sales, increased approximately 90 basis points to 57.9% in the third quarter of fiscal 2017.

The gross margin rate in the third quarter of fiscal 2017 was 33.1% of net sales, a decrease of approximately 200 basis points as compared with the third quarter of fiscal 2016 due to an increase in the markdown rate driven by a shift in merchandise mix.  Gross profit decreased $26.8 million to $180.3 million in the third quarter of fiscal 2017, primarily as a result of decreased sales volume.

SG&A expense in the third quarter of fiscal 2017 was $202.6 million, a decrease of $11.2 million, or 5.2%, as compared with the third quarter of fiscal 2016. This was largely due to savings associated with stores closed within the prior year and reductions in medical insurance, payroll, and store occupancy costs.  The SG&A expense rate in the third quarter of 2017 was 37.2% of net sales, an increase of approximately 90 basis points from the prior year as a result of lower sales volume.

Adjusted EBITDA was negative $5.2 million in the third quarter of fiscal 2017, inclusive of $2.7 million of professional fees.  In the third quarter of fiscal 2016, Adjusted EBITDA was $10.6 million, inclusive of $2.1 million of consulting fees and severance costs related to cost reduction initiatives.

The Company’s excess borrowing capacity under its revolving credit facility was approximately $162 million at the end of the third quarter of fiscal 2017 and $184 million as of November 14, 2017. As of October 28, 2017, our ABL credit facility has been classified as current debt, but currently matures on March 15, 2021.

Guidance
As a result of financial performance in the third quarter the Company now expects fiscal 2017 loss per share to be in a range of $2.86 to $3.35, inclusive of a $0.05 per share expense from the 53rd week, and Adjusted EBITDA to be in a range of $100 million to $110 million. (As used in this release, Adjusted EBITDA is not a measure recognized under generally accepted accounting principles (“GAAP”)—see the accompanying financial table which reconciles this non-GAAP measure to forecasted net loss.)  Updated assumptions reflected in the Company’s full-year guidance include the following:

  A comparable sales decrease now ranging from 4.5% to 5.5%, which excludes sales from the 53rd week;
  A gross margin rate decrease now ranging from 50 to 65 basis points below the fiscal 2016 rate of 35.5%;
  SG&A expense now ranging from $836 million to $840 million, including approximately $10 million for the 53rd week, compared with SG&A expense of $880.6 million in fiscal 2016;
  Capital expenditures not to exceed $30 million, net of external contributions; and
  An estimated 20.3 million weighted average shares outstanding.

Advisors
As previously announced, the Company has retained AlixPartners LLP and PJT Partners Inc. to provide operational and financial advisory services.

Call Details
The Company’s quarterly conference call to discuss third quarter fiscal 2017 results will be broadcast live today at 10:00 a.m. Eastern time.  Investors and analysts interested in participating in the call are invited to dial (888) 596-2581 at 9:55 a.m. Eastern time.  A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Thursday, November 23, 2017.  The number to call for the taped replay is (844) 512-2921 and the replay PIN is 5627617  The conference call will also be broadcast on the Company’s website at http://investors.bonton.com.  An online archive of the webcast will be available within two hours of the conclusion of the call.

About The Bon-Ton Stores, Inc.
The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 260 stores, which includes nine furniture galleries and four clearance centers, in 24 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s and Younkers nameplates.  The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings.  The Bon-Ton Stores, Inc. is an active and positive participant in the communities it serves.  For further information, please visit http://investors.bonton.com.

Cautionary Note Regarding Forward-Looking Statements
Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “believe,” “estimate,” “project,” “intend” or other similar expressions and include the Company’s fiscal 2017 guidance, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.   Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company in a number of ways, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the Company’s proprietary credit card program; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors or changes in the competitive environment; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve profits; operational disruptions; unsuccessful marketing initiatives; the ability to expand our capacity and improve efficiency through our new eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including the store rationalization program and initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purposes; the impact of regulatory requirements including the Health Care Reform Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; the ability of the Company to change its capital structure; and the financial condition of mall operators.  Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.

– tables follow –

THE BON-TON STORES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	October 28,	October 29,
(Unaudited)	2017	2016

Assets
Current assets:
Cash and cash equivalents	$7,268	$6,975
Merchandise inventories	851,662	945,902
Prepaid expenses and other current assets	101,915	79,013
Total current assets	960,845	1,031,890
Property, fixtures and equipment at cost, net of accumulated depreciation and amortization of $1,056,353 and $1,016,532 at October 28, 2017 and October 29, 2016, respectively	529,107	606,382
Intangible assets, net of accumulated amortization of $68,454 and $66,533 at October 28, 2017 and October 29, 2016, respectively	69,023	77,733
Other long-term assets	27,620	18,421
Total assets	$1,586,595	$1,734,426
Liabilities and Shareholders' Deficit
Current liabilities:
Accounts payable	$248,352	$331,747
Accrued payroll and benefits	22,136	21,693
Accrued expenses	148,858	156,850
Revolving credit facility	664,566	-
Current maturities of long-term debt	-	57,208
Current maturities of obligations under capital leases	7,152	5,806
Total current liabilities	1,091,064	573,304
Long-term debt, less current maturities	345,302	913,654
Obligations under capital leases, less current maturities	128,719	135,534
Other long-term liabilities	177,473	180,576
Total liabilities	1,742,558	1,803,068
Shareholders' deficit:
Preferred Stock - authorized 5,000,000 shares at $0.01 par value; no shares issued	-	-
Common Stock - authorized 40,000,000 shares at $0.01 par value; issued shares of 18,195,265 and 18,976,168 at October 28, 2017 and October 29, 2016, respectively	182	190
Class A Common Stock - authorized 20,000,000 shares at $0.01 par value; issued and outstanding shares of 2,951,490 at October 28, 2017 and October 29, 2016	30	30
Treasury stock, at cost - 337,800 shares at October 28, 2017 and October 29, 2016	(1,387)	(1,387)
Additional paid-in-capital	167,376	166,394
Accumulated other comprehensive loss	(70,626)	(73,515)
Accumulated deficit	(251,538)	(160,354)
Total shareholders' deficit	(155,963)	(68,642)
Total liabilities and shareholders' deficit	$1,586,595	$1,734,426

THE BON-TON STORES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	THIRTEEN		THIRTY-NINE
	WEEKS ENDED		WEEKS ENDED
(In thousands, except per share data)	October 28,	October 29,	October 28,	October 29,
(Unaudited)	2017	2016	2017	2016

Net sales	$545,337	$589,942	$1,585,902	$1,723,309
Other income	17,145	17,333	55,062	51,001
	562,482	607,275	1,640,964	1,774,310

Costs and expenses:
Costs of merchandise sold	365,077	382,892	1,053,833	1,118,078
Selling, general and administrative	202,618	213,816	598,894	641,873
Depreciation and amortization	19,830	22,304	65,172	70,497
Amortization of lease-related interests	954	1,007	2,863	3,022
Impairment charges	71	137	218	315
Loss from operations	(26,068)	(12,881)	(80,016)	(59,475)
Interest expense, net	18,915	18,183	54,962	48,431
Loss on extinguishment of debt	-	676	559	676

Loss before income taxes	(44,983)	(31,740)	(135,537)	(108,582)
Income tax benefit	(106)	(158)	(136)	(446)

Net loss	$(44,877)	$(31,582)	$(135,401)	$(108,136)

Basic loss per share	$(2.19)	$(1.58)	$(6.68)	$(5.44)

Diluted loss per share	$(2.19)	$(1.58)	$(6.68)	$(5.44)

THE BON-TON STORES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	THIRTY-NINE WEEKS ENDED
(In thousands)	October 28,	October 29,
(Unaudited)	2017	2016
Cash flows from operating activities:
Net loss	$(135,401)	$(108,136)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	65,172	70,497
Amortization of lease-related interests	2,863	3,022
Impairment charges	218	315
Share-based compensation expense	-	2,162
(Gain) loss on sale of property, fixtures and equipment	(5,525)	197
Reclassifications of accumulated other comprehensive loss	3,851	4,391
Loss on extinguishment of debt	559	676
Amortization of deferred financing costs and debt discount	4,172	3,200
Deferred income tax benefit	(136)	(446)
Changes in operating assets and liabilities:
Increase in merchandise inventories	(127,208)	(234,203)
(Increase) decrease in prepaid expenses and other current assets	(3,357)	18,241
(Increase) decrease in other long-term assets	(115)	1,684
Increase in accounts payable	47,776	161,402
(Decrease) increase in accrued payroll and benefits and accrued expenses	(3,579)	5,420
Decrease in other long-term liabilities	(9,684)	(9,394)
Net cash used in operating activities	(160,394)	(80,972)

Cash flows from investing activities:
Capital expenditures	(35,672)	(43,933)
Proceeds from sale of property, fixtures and equipment	40,327	8
Net cash provided by (used in) investing activities	4,655	(43,925)

Cash flows from financing activities:
Payments on debt and capital lease and financing obligations	(387,436)	(396,347)
Proceeds from issuance of debt and financing obligations	542,463	519,466
Restricted shares forfeited in lieu of payroll taxes	(64)	(191)
Deferred financing costs paid	(13,443)	(5,563)
Increase in book overdraft balances	14,751	7,628
Net cash provided by financing activities	156,271	124,993

Net increase in cash and cash equivalents	532	96

Cash and cash equivalents at beginning of period	6,736	6,879

Cash and cash equivalents at end of period	$7,268	$6,975

Adjusted EBITDA (Non-GAAP Financial Measure)

As used in this release, Adjusted EBITDA is defined as net loss before interest, income taxes, depreciation and amortization, including amortization of lease-related interests, impairment charges and loss on extinguishment of debt.  Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”).  We present Adjusted EBITDA in this release because we consider it to be a useful financial measure in evaluating our operating performance. When analyzed in conjunction with our net income and cash flows from operations, Adjusted EBITDA provides investors with a supplemental tool to evaluate our ongoing operations as it excludes the effects of financing and investing activities. Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties to evaluate the performance of companies in our industry and by some investors to determine a company’s ability to service or incur debt. In addition, our management uses Adjusted EBITDA (i) to compare the profitability of our stores, (ii) to evaluate the effectiveness of our business strategies, and (iii) as a factor in evaluating management’s performance when determining incentive compensation.

Adjusted EBITDA is not calculated in the same manner by all companies and, accordingly, is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies.  Adjusted EBITDA should not be assessed in isolation from or construed as a substitute for net income or cash flows from operations, which are determined in accordance with GAAP.  Adjusted EBITDA is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

The following is a reconciliation of net loss to Adjusted EBITDA for the historical periods indicated:

	THIRTEEN		THIRTY-NINE
	WEEKS ENDED		WEEKS ENDED
(In thousands)	October 28,	October 29,	October 28,	October 29,
(Unaudited)	2017	2016	2017	2016

Net loss	$(44,877)	$(31,582)	$(135,401)	$(108,136)
Adjustments:
Income tax benefit	(106)	(158)	(136)	(446)
Loss on extinguishment of debt	-	676	559	676
Interest expense, net	18,915	18,183	54,962	48,431
Depreciation and amortization	19,830	22,304	65,172	70,497
Amortization of lease-related interests	954	1,007	2,863	3,022
Impairment charges	71	137	218	315
Adjusted EBITDA	$(5,213)	$10,567	$(11,763)	$14,359

The following is a reconciliation of forecasted net loss to forecasted Adjusted EBITDA for fiscal 2017 based on the Company’s guidance metrics:

	FORECASTED FISCAL 2017
(In thousands)	Minimum	Maximum
(Unaudited)	Guidance	Guidance

Net loss	$(68,000)	$(58,000)
Adjustments:
Income tax benefit	(200)	(200)
Interest expense, net, and loss on extinguishment of debt	75,800	75,800
Depreciation and amortization, amortization of lease-related interests and impairment charges	92,400	92,400
Adjusted EBITDA	$100,000	$110,000

CONTACT:

Investor Relations:
Jean Fontana
ICR, Inc.
646.277.1214
Jean.Fontana@icrinc.com

Media:
Christine Hojnacki
414.347.5329
Christine.Hojnacki@bonton.com